EXHIBT 10.13


                               Intercallnet, Inc.
                                       and
                      Informed Communications Systems, Inc.


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                           MASTER SERVICES AGREEMENT

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         This Agreement made this 20th day of August 2001 between Informed
Communication Systems, Inc. ("ICS") with principal offices located at 2200 West Commercial Blvd., Suite 305, Fort Lauderdale, Florida, 33309 and Intercallnet, Inc., ("ICN") with principal offices at 6340 N.W. 5th Way, Fort Lauderdale, FL 33309 (collectively referred to as the "Parties").

         WHEREAS ICS is interested in the continued existence of a Telemarketing and Client Business Development Services relationship with ICN for the processing of telemarketing calls and Database Management at a ICN production facility for an assigned ICS client ("Client"); and

         WHEREAS ICN, an established telemarketing business, is interested in providing the necessary facilities, equipment, maintenance, service and personnel for each assigned ICS Client campaign.

         NOW THEREFORE, in consideration of the mutual promises and obligations of ICS and ICN, as set forth herein, and other good and valuable consideration, the sufficiency of which is acknowledged by the execution of this Agreement, the parties agree as follows:
   1. As part of the ICS Telemarketing Master Services Agreement, ICN shall provide facilities, equipment, maintenance, service and personnel required to establish, maintain and operate the Telemarketing location, all in accordance with the day to day operating procedures, telemarketing techniques, training, quality assurance, and control measures and such other specific instructions (collectively the "Operating Procedures") as approved by ICS, in an attachment to this Agreement accepted by ICN. These Operating Procedures may from time to time be modified in writing by ICS, and accepted by ICN and ICN shall comply with such updated and/or modified Operating Procedures. The Operating Procedures shall be reasonable in nature and shall be used exclusively for the performance of this Agreement. Nothing herein shall be construed to obligate ICS to generate Operating Procedures. ICS shall only be obligated to pay ICN under the terms and conditions of fully executed Operating Procedures attached hereto and made a part hereof.

   2. When ICS or it's client provides records with phone numbers to ICN it would be in the agreed upon format as specified in each project-specific attachment ("Project Attachment"). This Master Agreement will be modified by executed Project Attachments, which will be a part of this Agreement. ICS will also assist with the development of mutually approved scripts, order forms and report formats to be used exclusively for each program. ICN will not make any changes to the materials or scripts without the consent of ICS. At the termination of a specific Client campaign, ICN must return all prospect name lists, completed call records and Client-provided materials and all copies of material relating to the specified program within 48 hours, by delivery service of ICS's choice to ICS at ICS's expense provided ICN has been paid in full for all work performed under this Agreement.

   3. ICN acknowledges ICS's responsibility to assure maximum program performance for each Client campaign. To that end, ICN shall use its commercially reasonable efforts to:

         A. Provide feedback and consult with ICS on ways to improve the script and other calling materials;

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         B. Manage the list and call traffic to ensure maximum performance from each phone agent;

         C. Provide ICS with the names and/or identification numbers of all phone agents and supervisors working on ICS programs prior to the start of each program and as changes occur;

         D. Respect ICS's criteria and promptly adhere to ICS's instructions concerning the selection and removal of phone agents placing calls on any ICS program;

         E. Allow ICS to conduct training of phone agents and supervisors on the Client's behalf;

         F. Provide sufficient supervision and monitoring daily so that each agent on each ICS program is silently monitored once per shift;

         G. If ICS Client demands stoppage, ICS will provide ICN 24 hour prior written notice to stop ICS production on any assigned Client campaign;

         H. Not subcontract the production of any ICS program.

   4. ICN will provide ICS with complete daily call report information by 10 AM EST each business day in the format requested by ICS and shall provide weekly deliveries of all written reports, call records or other program specific information. ICN may contact the Client at any time so long as any such contact is done and identified as a being made as part of the ICS organization.

   5. ICS MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR GUARANTEES AS TO THE VOLUME OF TELEMARKETING SERVICES THAT ICS MAY REQUIRE UNDER THIS AGREEMENT. ICN MAKES NO EXPRESS OR IMPLIED GUARANTEE AS TO THE RESULTS OF ITS EFFORTS UNDER THIS AGREEMENT OR THE SUCCESS OF ANY CAMPAIGN.

   6. ICN will provide remote monitoring of all phone agents assigned to ICS program pursuant to the following conditions:

         A. ICS may monitor at its discretion any agent on any ICS program during any scheduled monitoring session.

         B. ICS shall have the right to schedule regular monitoring sessions on a schedule that is mutually agreed upon with the ICN. ICN shall not cancel scheduled sessions for any reason. ICS's scheduled sessions shall have priority over conflicts in the monitoring schedule due to equipment limitations or other NETWORK programs. Should ICN have an equipment failure that results in a cancellation of scheduled monitoring sessions more than three times during the Term of this Agreement, ICS shall have the right to cancel this Agreement.

         C. Appropriate floor supervisor or other decision-making individual at ICN production facility shall be available to discuss and implement proposed changes during each scheduled monitoring session.

   7. The Confidentiality Agreement between ICS and ICN will become part of this Agreement as Addendum A.

   8. ICN will indemnify, hold harmless and defend ICS against any claim, loss or judgment (including reasonable attorney fees) which ICS may sustain as a result of any claim, suit or proceedings made or brought against ICS based upon any acts of gross negligence by ICN and/or ICN's phone agents, or any unauthorized assertions by ICN and/or ICN's phone agents on behalf of ICS or ICS's Client, or any illegal practices or misuse of Confidential Information by ICN or ICN's phone agents. ICS will indemnify, hold harmless and defend ICN against any claim, loss or judgment including (reasonable attorneys' fees) which ICN may sustain as a result of any claim, suit or proceedings made or brought against ICN based upon any acts of gross negligence by ICS, or ICN's use of any

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         Client approved script provided such use is in accordance with ICS instructions. In no event will either party be liable for special, incidental, or consequential damages, including lost profits, regardless of whether such party was advised of the possibility thereof.

   9. ICN warrants that fees presented in each Project Attachment shall represent the only fees that ICN will charge ICS for telemarketing and attendant support services. Any changes in price or fee structure must be approved by ICS in writing.

   10. It is specifically understood that ICS is a project management company and has the sole right to bill and receive payment for services directly from the CLIENT. ICS shall remit to ICN payments of amounts due for services described in the Program Attachment within 30 days of receipt by ICS of ICN's invoice. All past due amounts will bear interest at the lesser of one and one-half percent (1 1/2%) per month or the highest interest rate allowable under applicable law. In the event of such any nonpayment of an invoice, ICS shall be liable to ICN for the full amount of the invoice plus any and all costs incurred by ICN in obtaining payment thereof, including, without limitation, reasonable attorney's fees.

   11. The parties hereto agree that at no time during the term of this Agreement and thereafter after the termination of this Agreement will either party advise a CLIENT of the nature of the relationship between the parties hereto in their interaction with the CLIENT during the term of this Agreement as being anything other than ICN being a member of the ICS organization.

   12. The parties do not have and are not to be deemed to have the relationship of principal/agent/joint venture, employer-employee, or partnership. Except as expressly provided for in this Agreement, neither party is authorized to act for the other in any way. The parties are acting only as independent contractors, however, in any representations made by ICN to CLIENT, ICN must represent itself as a subcontractor of ICS for the purposes of contracted, and negotiated telemarketing, database management, and business development activities.

   13. Neither party shall be liable for any delay or failure in performance under this Agreement or for any interruption of services rendered hereunder, which result directly or indirectly from acts of God, civil or military authority, acts of public enemies, war, accidents, fires, earthquakes, the elements or any other cause beyond the direct and reasonable control of the parties to this Agreement.

   14. ICN agrees not to conduct telemarketing programs for any Client of ICS for which ICN has performed services on behalf of ICS, for a period of one year from the termination of this Agreement, without ICS's written consent.

   15. This Agreement supersedes any previous written or oral Agreement between ICS and ICN. Any previously executed program-specific attachments for current Client campaigns will become Program Attachments to this Agreement.

   16. All notices, demands or communications which are required under this Agreement, shall be transferred via United States and shall be sent to the address listed below or such other address as either party may designate in writing from time to time:

         If to ICS:                 Informed Communication Systems, Inc.
                                    2200 West Commercial Blvd.
                                    Suite: 305
                                    Fort Lauderdale, Florida 33309
                                    Attention: Mitch Kass

         If to ICN:                 Intercallnet, Inc.
                                    6340 Northwest 5th Way
                                    Fort Lauderdale, Florida 33309
                                    Attention: George A. Pacinelli

   17. The parties agree that any litigation, controversy or claim arising out of or relating to this Agreement, or any dispute arising out of the interpretation or application of this Agreement, shall be conducted exclusively by a court of competent jurisdiction in Broward County, Florida. This agreement shall be construed under Florida law. If the parties mutually agree, the parties may enter into non-binding mediation of any dispute hereunder.

   18. Except as otherwise provided by this Agreement, this Agreement shall continue for a period of three (3) years from the date identified in the signature section and shall be automatically renewed for additional periods of one (1) year unless terminated by either party, provided the party notifies the other party, in writing, of its intent to terminate at least 60 days prior to the anniversary date of this Agreement.

   19. Failure to comply with any material term or condition of this Agreement for a period of thirty (30) days following written notice of noncompliance may result in immediate termination of this Agreement at the discretion of the party providing notice of such noncompliance.

   20. The rights, remedies, and benefits provided by this Agreement shall be cumulative, not exclusive. Any waiver of the right to object to noncompliance of this Agreement shall not be construed as a waiver of further violations. This Agreement constitutes the entire and complete Agreement between the parties and shall supersede all prior correspondence, discussions, agreements and understandings, unless mutually agreed in writing subsequent to the execution of this Agreement.

   21. Any sales or use, employment tax, workers compensation, insurance or other related expense which may be due and owing as a result of the use of the facilities, equipment, maintenance, service and personnel at ICN's facility, shall be the sole responsibility of ICN.

   22. AUTHORIZATION. The parties signing this Agreement individually represent, warrant and guarantee that the entities for which they are signing this Agreement have taken all steps necessary and proper to authorize this Agreement and the execution thereof by the parties signing for them.



For: Intercallnet, Inc.
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/s/ George A. Pacinelli                      August 20, 2001
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Signed                                       Date

Name & Title GEORGE A. PACINELLI, PRESIDENT
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For: Informed Communication Systems, Inc.

/s/ Mitch Kass                               August 20, 2001
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Signed                                       Date

Name & Title MITCH KASS, VICE PRESIDENT
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